Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-170390 on Form S-3 and 333-138767 on Form S-8 of Calumet Specialty Products Partners, L.P. of our report dated November 14, 2012, relating to the combined financial statements of Montana Refining Company, Inc. and Great Divide Pipeline Corporation, appearing in the Current Report on Form 8-K/A of Calumet Specialty Products Partners, L.P. dated December 4, 2012.

/s/ Deloitte & Touche LLP

Chartered Accountants

December 4, 2012

Calgary, Canada